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                                                                  EXHIBIT 10.6


                        THE CHASE MANHATTAN CORPORATION

                         1996 LONG-TERM INCENTIVE PLAN


                   Restated and Effective as of May 16, 2000

      1. PURPOSE. The purposes of The Chase Manhattan Corporation 1996 Long-Term Incentive Plan (the "Plan"), as amended and restated by the Board (as defined below) on March 21, 2000 with certain amendments effective following stockholder approval at the May 16, 2000 annual meeting, are to encourage selected employees of the Company (as defined below) to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, to enhance the Company's ability to attract, retain and reward employees of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends and to allow the Company to respond to a changing business environment in a flexible manner.

            The purposes of the Plan are to be achieved through the grant of various types of stock-based awards.

      2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth in this Section 2:

            (a) "Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (b) "Award" shall mean any type of stock-based award granted pursuant to the Plan.

            (c) "Board" shall mean the Board of Directors of CMC; provided that any action taken by a duly authorized committee of the Board within the scope of authority delegated to such committee by the Board shall be considered an action of the Board for purposes of this Plan.

            (d) "CMC" shall mean The Chase Manhattan Corporation, and, except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of all or substantially all its assets or otherwise.

            (e) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

            (f) "Committee" shall mean the Compensation and Benefits Committee of the Board (or any successor committee) or any subcommittee thereof composed of not less than two directors, each of whom is a "non-employee director" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, or any
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successor definition adopted by the Commission and is an "outside director" for purposes of Section 162(m) of the Code.

            (g) "Common Stock" shall mean the common stock of CMC, par value $1 per share.

            (h) "Company" shall mean CMC and its Subsidiaries.

            (i) "Employee" shall mean any employee of the Company.

            (j) "Fair Market Value" shall mean, per share of Common Stock, the average of high and low sale prices of the Common Stock as reported on the New York Stock Exchange ("NYSE") composite tape on the applicable date, or, if there are no such sale prices of Common Stock reported on the NYSE composite tape on such date, then the average price of the Common Stock on the last previous day on which high and low sale prices are reported on the NYSE composite tape.

            (k) "Other Stock-Based Award" shall mean any of those Awards described in Section 9 hereof.

            (l) "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

            (m) "Retirement" shall mean termination of employment with the consent of the Committee after having satisfied such age and service requirements as the Committee may specify in any Award agreement as described in
Section 11.


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            (n) "Subsidiary" shall mean any corporation that at the time qualifies as a subsidiary of CMC under the definition of "subsidiary corporation" in Section 424(f) of the Code, as amended from time to time. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may determine that any entity in which CMC has a significant equity or other interest is a "Subsidiary."

            (o) "Total Disability" shall mean a physical or mental incapacity, which would entitle the individual to benefits under a long term disability program sponsored by the Company; provided that if an individual has not elected coverage under the applicable program, the Committee shall determine, utilizing the criteria of such program, whether the individual has incurred a Total Disability.

      3. SHARES SUBJECT TO THE PLAN. (a) Shares of Common Stock which may be granted pursuant to Awards under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in CMC's Treasury. Subject to adjustment as provided in Sections 3(b) and 15, the number of shares of Common Stock with respect to which Awards may be granted under the Plan in any calendar year shall be 2 percent of the total number of shares of Common Stock outstanding on the last day of the preceding calendar year (including treasury shares); provided that no more than a total of 30 million shares of Common Stock during the term of the Plan may be subject to incentive stock options.

            (b) In addition to the number of shares of Common Stock provided for in Section 3(a), there shall be available for grant under the Plan in any calendar year:

                  (i) the excess of (X) the total number of shares of Common Stock with respect to which Awards could have been granted in all preceding calendar years under Section 3(a) over

                  (Y) the total number of shares of Common Stock with respect to which Awards shall have been granted during all such calendar years;

                  (ii) to the extent not re-granted hereunder, the sum of the number of shares of Common Stock allocable to (i) any stock option granted under the Plan that expires or is forfeited as to any shares of Common Stock covered thereby (except with respect to a


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stock option which terminates on the exercise of a stock appreciation right) and
(ii) any other Award that expires or is forfeited;

                  (iii) shares of Common Stock awarded under the Plan after May 16, 2000 which are used to satisfy any obligation under a compensation arrangement or program where the compensation can be paid in either cash or shares of Common Stock ; provided that such Awards shall also not reduce the number of shares of available for grant under Section 3(b)(i) and Section 3(b)(ii); and (iv) the numbers of shares determined under Sections 3(b)(i) and 3(b)(ii) shall be adjusted to take into consideration the split of Common Stock on May 20,1998.

      4. ELIGIBILITY. All Employees who have demonstrated significant management potential, have contributed to the successful performance of the Company, or have the potential of making such contributions to the Company in the future, in each case as determined by the Committee, are eligible to be Participants in the Plan.

      5. LIMITATIONS. (a) The Committee may not grant Other Stock-Based Awards to Participants with respect to shares of Common Stock in excess of twenty-five percent of the number determined to be available for issuance under Section 3 for any calendar year.

      (b) The Committee shall not grant stock options and stock appreciation rights to any Participant with respect to more than 1.6 million shares of Common Stock in any calendar year and shall not grant Other Stock-Based Awards to any Participant with respect to more than 500,000 shares of Common Stock in any calendar year except as otherwise specified in Sections 5(c) and 5(d).

      (c) In addition to the annual limit specified in Section 5(b) with respect to stock options and stock appreciation rights, there shall be available for grant to a Participant in any calendar year an additional number of stock options and stock appreciation rights equal to the excess of (i) the number that could have been granted to such Participant under the Plan in all prior calendar years, over (ii) the number actually granted, if any, in such prior calendar years; provided that the foregoing numbers shall be adjusted to take into consideration the split of


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Common Stock on May 20, 1998.

      (d) In addition to the annual limit specified in Section 5(b) with respect to Other Stock-Based Awards, there shall be available for grant to a Participant in any calendar year an additional number of Other Stock-Based Awards equal to the excess of (i) the number that could have been granted to such Participant under the Plan in all prior calendar years, over (ii) the number actually granted, if any, in such prior calendar years; provided that the foregoing numbers shall be adjusted to take into consideration the split of Common Stock on May 20, 1998.

      (e) The foregoing limitations of Section 5 shall not require the aggregation of stock options and stock appreciation rights to the extent that rights under the stock options or the stock appreciation rights terminate upon the exercise of either.

      6. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee may operate through subcommittees established by it, consisting of not fewer than two members of the Committee. As to the selection of, and Awards to, Participants who are not subject to Section 16 of the Act, the Committee may delegate any or all of its responsibilities to officers or employees of the Company.

            Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations in its discretion that it may deem necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry the Plan or any such Award into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

            The validity, construction and effect of the Plan, and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York without reference to principles of conflict of laws.

      7. STOCK OPTIONS. Any stock options granted under the Plan shall be in such form as the Committee may from time to time approve and shall be subject to the terms and conditions provided herein and such additional terms and conditions


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not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

            Stock options may be granted to any Participant. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such requirements as may be prescribed by Section 422
(b) of the Code, and any implementing regulations. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that the per share price of any stock option may not be decreased after it has been granted (other than as provided for in Section 15); provided, further, that an option may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price.

            Stock options may not be exercisable later than 10 years after their date of grant. The option price of each share of Common Stock as to which a stock option is exercised shall be paid in full at the time of such exercise.

            Such payment may be made at the sole discretion of the Committee, pursuant to and in accordance with criteria and guidelines established by the Committee, as the same may be modified from time to time, (i) in cash, (ii) by tender (in such manner as the Committee shall authorize) of shares of Common Stock already owned by the Participant, valued at Fair Market Value as of the date of exercise, (iii) if authorized by the Committee, by delivery of a properly executed exercise notice together with irrevocable instructions to a securities broker (or, in the case of pledges, lender) approved by the Company to, (a) sell shares of Common Stock subject to the option and to deliver promptly to the Company a portion of the proceeds of such sale transaction on behalf of the exercising Participant to pay the option price, or (b) pledge shares of Common Stock subject to the option to a margin account maintained with a broker or lender, as security for a loan, and such broker or lender, pursuant to irrevocable instructions, delivers to the Company the loan proceeds, at the time of exercise to pay the option price, or (iv) by any combination of (i),
(ii), or (iii) above.

      8. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted independent of any stock option or in conjunction with all or any part of any stock option granted under the Plan, either at the same time as the stock option is granted or at any later time during the term of the option; provided that the exercise price of a stock appreciation right granted in tandem with a stock option shall not be less than 100% of the Fair Market Value at the date of the grant of such option. Stock appreciation rights shall be subject to such terms and


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conditions as determined by the Committee, not inconsistent with the provisions of the Plan; provided that the per share exercise price of any stock appreciation right may not be decreased after it has been granted other than as provided for in Section 15; provided, further, that a stock appreciation right may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price.

            Upon exercise, a stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the positive difference between the Fair Market Value of a share of Common Stock on the exercise date of the stock appreciation right and the per share grant or option price, as applicable, multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised. A stock appreciation right or applicable portion thereof allocated to a stock option shall terminate and no longer be exercisable upon the termination or exercise of any related stock option. In addition, the Committee shall determine at issuance or upon exercise whether the stock appreciation right shall be settled in cash, Common Stock or a combination of cash and Common Stock.

      9. OTHER STOCK-BASED AWARDS. (a) Other Awards of Common Stock and Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of Common Stock (all such Awards being referred to herein as "Other Stock-Based Awards"), may be granted under the Plan in the discretion of the Committee. Other Stock-Based Awards shall be in such form as the Committee shall determine, including without limitation, (i) shares of Common Stock, (ii) shares of Common Stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, (iii) shares of Common Stock issuable upon the completion of a specified period of service, and
(iv) conditioning the right to an Award upon the occurrence of an event or the attainment of one or more of performance objectives, as more fully described in
Section 9(b).

      (b) Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the


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Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) earnings per share;
(iii) return on common equity; (iv) expense management; (v) return on investment; (vi) stock price; (vii) revenue growth; (viii) efficiency ratio;
(ix) credit quality; (x) ratio of non-performing assets to performing assets;
(xi) shareholder value added; (xii) return on assets; and (xii) profitability or performance of identifiable business units. Additionally, the foregoing criteria may relate to the CMC, one or more of its Subsidiaries or one or more of its divisions or units. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum number of shares awarded to a Participant in the form of a Performance-Based Award during a calendar year shall be the aggregate number determined under Section 5(b), (c) and (d) as applicable. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until the Committee makes such certification. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of the Performance-Based Award.

      (c) Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when such Other Stock-Based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards. The Committee shall determine whether Other Stock-Based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.


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      10. DIVIDENDS, EQUIVALENTS AND VOTING RIGHTS. Awards of Other Stock-Based
Awards in the form of restricted stock and restricted stock units may provide the Participant with dividends or dividend equivalents; and Awards of Other Stock-Based Awards in the form of restricted stock may provide for voting rights prior to vesting.

      11. AWARD AGREEMENTS. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, not inconsistent with the provisions of the Plan, as determined by the Committee, which shall apply to such Award. Such provisions may include, but are not limited to, those that could result in a deferral of receipt of income, including that attributable to the exercise of a stock option or vesting of Other Stock-Based Awards, and may be imposed, in the discretion of the Committee, on Awards and awards under any prior shareholder approved long term incentive plan of CMC.

      The Committee may amend any Award agreement to conform to the requirements of law, including the law of the jurisdiction where the Participant resides.

      12. WITHHOLDING. The Company shall have the right to deduct from all amounts paid to any Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee's discretion, the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company shall have the right to retain the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld. Without limiting the foregoing, the Committee may, in its discretion and subject to such conditions as it shall impose, permit share withholding to be done at the Participant's election.

      13. NONTRANSFERABILITY. No Award shall be assignable or transferable, and no right or interest of any Participant in any Award shall be subject to any lien, obligation or liability of the Participant, except by will, the laws of descent and distribution, or as otherwise set forth in the Award agreement; provided that with respect to Awards (other than an Award of an incentive stock option) and awards under any prior shareholder approved long term incentive plan of CMC, the Committee may, in its sole discretion, permit certain Participants or classes of Participants to transfer Awards of nonqualified stock options or Other Stock-Based Awards to such individuals or entities as the Committee may specify.


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      14. NO RIGHT TO EMPLOYMENT OR CONTINUED PARTICIPATION IN PLAN. No person shall have any claim or right to the grant of an Award prior to the date that an Award agreement is delivered to such person and the satisfaction of the appropriate formalities specified in the Award agreement, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or to be eligible for any subsequent Awards. Further, the Company expressly reserves the right to dismiss at any time a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

      15. ADJUSTMENT OF AND CHANGES IN COMMON STOCK. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders of Common Stock other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including, but not limited to, adjustments with respect to the limitations imposed by Sections 3 and 5 and the numerical limitations imposed on individual Awards by Section 5 (without regard to the re-pricing restrictions set forth in Sections 7 and 8) and to make appropriate adjustments (including the number of shares and the exercise price) to outstanding Awards (without regard to the re-pricing restrictions set forth in Sections 7 and 8).

      16. AMENDMENT. The Board may amend, suspend or terminate the Plan or any portion hereof at any time without stockholder approval, except to the extent otherwise required by the Act. Notwithstanding the foregoing, except in the case of an adjustment under Section 15, any amendment by the Board shall be conditioned on stockholder approval if it increases (i) the number of shares of Common Stock authorized for grant under Section 3, (ii) the percentage to be awarded as Other Stock-Based Awards as set forth in Section 5(a) or (iii) the number of shares authorized for grant to individual participants under any form of an Award as set forth in Sections 5(b), 5(c) and 5(d), or if such amendment eliminates restrictions applicable to the reduction of the exercise price of an option or stock appreciation right or the surrender of such Award in consideration for a new Award with a lower exercise price as set forth in Sections 7 and 8.

      17. UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an


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"unfunded" plan for long-term incentive compensation. Nothing herein shall construed to give any Participant any rights with respect to unpaid Awards that are greater than those of a general unsecured creditor of CMC.

      18. SUCCESSORS AND ASSIGNS. The Plan and Awards made thereunder shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

      19. EFFECTIVE DATE. The amendments to the Plan specified in the Proxy Statement in connection with the 2000 annual meeting of stockholders shall, subject to stockholder approval, become effective May 16, 2000 (i.e. such approval will have the effect of approving the amended and restated Plan). Any other amendment to this Plan contained in this amended and restated Plan became effective March 21, 2000. Subject to such stockholder approval, this amended and restated Plan ends May 15, 2005, after which date no Awards may be granted under the Plan. Absent such approval, no Awards under the Plan may be made after May 21, 2001.